UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 19, 2008
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (IRS Employer Identification No.)

13403 Northwest Freeway Houston, Texas (Address of principal executive offices)	77040-6094 (Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.
     On December 19, 2008, we amended and restated, effective January 1, 2007, the employment agreement with Frank J. Bramanti to conform the agreement to the requirements of Internal Revenue Code Section 409A and to harmonize the terms with those of our other senior executives. The terms of the amended and restated agreement are substantially similar to those in the prior agreement.
     Effective December 19, 2008, we amended the employment agreement of Michael J. Schell. Under the terms of this amendment, Mr. Schell’s title is changed to Executive Vice President and Chief Underwriting Officer of the Company. Additionally, certain non-competition and non-solicitation obligations under the original agreement will not be applicable in the event the Company terminates Mr. Schell without “Cause,” as defined in Mr. Schell’s employment agreement.
Item 9.01 Financial Statement and Exhibits.

No.	Exhibit

10.1	Amended & Restated Employment Agreement effective January 1, 2007 between HCC Insurance Holdings, Inc. and Frank J. Bramanti

10.2	First Amendment to Employment Agreement effective December 19, 2008 between HCC Insurance Holdings, Inc. and Michael J. Schell

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
Date: December 19, 2008	By:	/s/ Frank J. Bramanti
Frank J. Bramanti,
Chief Executive Officer